UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ENGELHARD CORPORATION
(Name of Registrant as Specified In Its Charter)
IRON ACQUISITION CORPORATION BASF AKTIENGESELLSCHAFT
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The BASF Offer:

Superior value and certainty for Engelhard shareholders

May 2006

[LOGO]	[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

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BASF is currently soliciting proxies for use at Engelhard’s 2006 annual meeting of stockholders, or at any adjournment or postponement thereof, to vote in favor of BASF’s nominees identified in the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2006, and to vote on any other matters that shall be voted upon at Engelhard’s 2006 annual meeting of stockholders. All Engelhard stockholders are strongly encouraged to read the definitive proxy statement, because it contains important information. Engelhard stockholders may obtain copies of the definitive proxy statement and related materials for free at the SEC’s website at www.sec.gov.

The identity of people who may be considered “participants in a solicitation” of proxies from Engelhard stockholders for use at Engelhard’s 2006 annual meeting of stockholders under SEC rules and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, are contained in the definitive proxy statement on Schedule 14A that BASF filed with the SEC on May 12, 2006.

BASF may also solicit written consents of Engelhard stockholders to (a) amend the bylaws of Engelhard to increase the number of directors on Engelhard’s Board of Directors to twelve and provide that any newly created vacancies on Engelhard’s Board of Directors shall be filled by Engelhard’s stockholders, and (b) to appoint individuals selected by BASF to fill the vacancies created thereby (the “Proposals”). Full details of the Proposals are contained in the preliminary consent solicitation statement on Schedule 14A that BASF filed with the SEC on May 15, 2006. All Engelhard stockholders are strongly encouraged to read the preliminary consent statement and the definitive consent statement when they are available because they will contain important information. Engelhard stockholders may obtain copies of the preliminary consent statement and related materials for free at the SEC’s website at www.sec.gov. The identity of people who, under SEC rules, may be considered “participants in a solicitation” of consents for the Proposals and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, are contained in the preliminary consent statement on Schedule 14A filed with the SEC on May 15, 2006.

This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Engelhard Corporation. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents), which was initially filed with the SEC on January 9, 2006, and any amendments or supplements thereto. Engelhard stockholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information. Engelhard stockholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at +1 877 750 5837 (Toll Free from the U.S. and Canada) or 00800 7710 9971 (Toll Free from Europe).

This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections of BASF management and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate.

Many factors could cause the actual results, performance or achievements of BASF to be materially different from those that may be expressed or implied by such statements. Such factors include those discussed in BASF’s most recent Form 20-F filed with the SEC.

May 2006

BASF offers superior value and certainty

•                  $39 in cash for 100% of Engelhard shares

•                  Our last, best, and final offer to Engelhard shareholders

•                  Our prior offer of $38 was the highest bid Engelhard received in a “robust” sales process

•                  No financing risk

•                  All regulatory approvals obtained

•                  Shareholders receive cash within days of Annual Meeting

Engelhard offers risk and uncertainty

•                  Cash for only 20% of Engelhard shares

•                  80% of shares subject to substantial downside in the stub company

•                  Up to $1.5 billion in new debt (more than double current leverage)

The Annual Meeting is a referendum on the certainty of BASF’s all cash offer vs. the risk of Engelhard’s highly leveraged recapitalization and 20% share buyback.

A vote for BASF’s nominees is a vote in favor of BASF’s all cash offer.

[LOGO]	Engelhard offers risk and uncertainty

Do you believe that Engelhard can …

•                  … deliver on a plan based on growth assumptions far in excess of historical performance and analysts’ expectations?

•                  … realize and sustain $15 million in annual cost savings in excess of those assumed in current business plan?

•                  … operate the required business model in a highly leveraged environment?

•                  … secure long-term financing at Engelhard’s assumed terms and interest rates?

•                  … achieve an unprecedented premium valuation notwithstanding substantially increased leverage and a less favorable business mix than Engelhard’s key competitors?

May 2006

Extensive due diligence validated
BASF’s $39 per share offer

BASF Due Diligence Process	Date

Four week review of electronic data room	March/April 2006

Full-day management presentation	March 29, 2006

Numerous expert break-out sessions and conference calls with Engelhard management	March/April 2006

Extensive, written Q&A process	March/April 2006

Valuation underpinned by BASF’s due diligence and extensive industry experience and knowledge

Unrealistic assumptions underpin Engelhard’s strategic plan

CAGR of Key Financial Metrics

			Analyst	Engelhard
	Actual Results		Estimates	Management
	2000-05(1)		2005-08E(3)	2005-10E(4)

Revenue	(4)%		2%	8%
Operating Earnings:
Environmental Technologies	1%		10%	12%
Process Technologies	3%		6%	15%
Appearance & Performance Technologies	(4)%		11%	22%
Materials Services	(26)%		(6)%	(12	)%(5)
Venture / Other	NM		0%	48%
Total	(5)%		7%	16%
EPS Growth	9	%(2)	11%	16	%(6)

1.                                       Based on Engelhard’s Annual Reports on Form 10-K; excludes corporate and unallocated expenses.

2.                                       Based on diluted EPS as reported in Engelhard’s Annual Reports on Form 10-K for the years ended 12/31/04 and 12/31/05.

3.                                       Based on equity research with disclosed segment breakdowns since12/1/05:  JP Morgan 2/7/06, Deutsche Bank 2/3/06, Buckingham Research Group 1/4/06, and Citigroup 12/1/05.

4.                                       Per Engelhard’s strategic plan as disclosed in its Forms 8-K filed with the SEC on 1/24/06 and 4/26/06.

5.                                       Inferred from Engelhard’s estimates disclosed in its Form 8-K filed with the SEC on 4/26/06.

6.                                       Post-recapitalization EPS growth, based on 2010 disclosed EPS from Engelhard’s Schedule TO filed with the SEC on 5/5/06.

Unrealistic assumptions lead to an exaggerated EPS forecast

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Source:                      Diluted EPS for years through 2005 from Engelhard’s Annual Report on Form 10-K and thereafter from Engelhard’s recapitalization plan filed with the SEC on 4/26/06, and on IBES consensus EPS estimates for Engelhard’s 2006 EPS.

1.                                                       Based on 2010 projected EPS disclosed in Engelhard’s Schedule TO filed with the SEC on 5/5/06.

Engelhard’s pro forma EPS calculation relies on an understated number of diluted shares

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Note:                                 Wall Street consensus EPS estimates at 4/21/06 reflected a lower absolute number of Engelhard fully diluted shares (122 million) compared to Engelhard’s disclosure in its Form 8-K filed with the SEC on 4/26/06 (125.7 million fully diluted shares, EPS impact of -$0.07) and in its Schedule TO filed with the SEC on 5/5/06 (129.2 fully diluted shares, additional EPS impact of -$0.07). For purposes of comparison we have used 125.7 million fully diluted shares throughout the remainder of the presentation.

Engelhard’s EPS is highly sensitive to changes in underlying assumptions

		EPS Impact	EPS Impact
Value Driver	Sensitivity	Pre-Recap(1)	Post-Recap(1)

EBIT margin development	1 percentage point decrease	$-0.33	$-0.41

Realization of cost savings	$15 million not achieved	$-0.09	$-0.11

Natural gas prices	$1/MMBTU increase	$-0.07	$-0.08

Borrowing cost of incremental LT financing	50 bps increase	$-0.04	$-0.05

Effective tax rate	1 percentage point increase	$-0.03	$-0.04

1.                     Pre-Recapitalization and share repurchase EPS based on 125.7 million diluted shares average for 1Q06, per Engelhard’s Form 8-K filed with the SEC on 4/26/06. Post-Recapitalization and share repurchase EPS based on 99.7 million shares (125.7 million less 26 million shares repurchased).

Post recapitalization share price highly sensitive to EPS deviations

A $0.10 reduction in pro forma EPS results in a lower blended value of at least $1 per Engelhard share

		Blended Pro Forma Value(2)
		2007E EPS
2007E P/E Ratio		$1.90	$2.00	$2.10	$2.20	$2.30	$2.41	$2.48
12.3x	(1)	27.84	28.82	29.79	30.77	31.75	32.82	33.50
13.2x		29.20	30.25	31.29	32.34	33.39	34.54	35.27
14.2x		30.71	31.83	32.96	34.09	35.21	36.45	37.24
15.2x		32.21	33.42	34.63	35.83	37.04	38.36	39.21
16.2x		33.72	35.01	36.29	37.58	38.86	40.27	41.17
17.2x	(1)	35.23	36.59	37.96	39.32	40.69	42.19	43.14

Note: Light blue shading indicates blended values below $39 per Engelhard share.

1.                     Low end of the range represents Engelhard’s 2007E P/E Multiple pre-announcement of BASF’s offer. High end of the range represents Johnson Matthey’s 2007E P/E Multiple based on closing share prices on 4/21/06 and consensus EPS estimates from IBES. The 2007E P/E multiple for Johnson Matthey was 15.3x as of 5/19/06.

2.                     Example calculation: For simplicity, assumes 125.7 million diluted Engelhard shares (26 million or 20.7% of which are repurchased in Engelhard’s $45 partial share buyback) - (20.7% x $45) + (($2.41 (EPS) x 12.3 (P/E Multiple) x (1 – 20.7%)) = $32.82 blended value per share at 12.3x.

EPS accretion only achievable through unsubstantiated cost savings

•                  Engelhard’s recapitalization plan is dilutive to EPS if the recently forecasted incremental annual cost savings of $15 million do not materialize

•                  The forecasted incremental annual cost savings appear convenient under the circumstances

•                       Impact of cost savings on underlying business is unclear (e.g. reduction in technical services? sales force?)

EPS
	Cost		Earnings	EPS	Effect
	Savings	Tax	Effect	Effect	Post-
	$M	Rate	$M	Pre-Recap(1)	Recap(1)

Cost Savings Assumption	$15.0	25.0%	$11.3	$0.09	$0.11

1.                     Assumes pre-recapitalization diluted shares of 125.7 million, and post-recapitalization diluted shares of 99.7 million shares.

Shift to highly leveraged environment leaves no margin for error

•                  Post recapitalization, Engelhard’s leverage would be nearly twice that of key competitors in the precious metal based catalyst business

•                  Engelhard shifts from low risk (A3/A- rated) to a high risk leveraged environment (low BBB category)

•                  Total indebtedness of $1.9 billion and pro forma stockholder’s equity of approximately $469 million

	Total Debt to Total Capitalization(1)	Total Debt to EBITDA(1)
Engelhard (pre-recap)(2)	30.5%	1.5	x
Engelhard (post-recap)(2)	63.4%	3.1	x
Johnson Matthey	32.7%	1.7	x
Umicore	39.0%	1.7	x
Peer Average	35.9%	1.7	x

1.               Engelhard’s figures as of 3/31/06, Umicore’s figures as of 12/31/05, Johnson Matthey’s figures as of 9/30/05.

2.               As of 12/31/05, Engelhard’s total debt to total capitalization was 28.7% and 65.1% pre-recap and post-recap, respectively; and total debt to EBITDA was 1.3x and 3.0x pre-recap and post-recap, respectively.

Shift to highly leveraged environment leaves no margin for error

•                  Unclear that Engelhard will be able to secure permanent financing at Engelhard’s assumed interest rates

•                  In a rising interest rate environment

•                  Hybrid securities potentially rated below investment grade

•                  Bridge financing of up to $1.5 billion will require re-negotiation of existing $800 million credit facility

	Increased Interest $M	Tax Rate	Earnings Effect $M	EPS Effect Pre- Recap(1)	EPS Effect Post- Recap(1)
Impact of every 50bps increase in weighted average interest cost of $1.2 billion in new debt	$6.0	25.0%	$4.5	$0.04	$0.05

1.               Assumes pre-recapitalization diluted shares of 125.7 million, and post-recapitalization diluted shares of 99.7 million shares.

Shift to highly leveraged environment leaves no margin for error

A drop below investment grade would have a serious operational impact on Engelhard

•                  Impairs ability to procure metals for clients (an important service rendered by its chief competitors) via its Materials Services business unit

•                  Greater counterparty risk

•                  Increased financing costs

•                  Potential collateral posting requirements

•                  Substantially increases the cost of any additional financing or refinancing of the existing credit facility

•                  Increase in financing expenses and the requirement to comply with credit covenants may impair Engelhard’s ability to make necessary capital and R&D investments

Highly unlikely that Engelhard will trade at multiples comparable to its peers

•                  Engelhard’s share price has trailed its peers and relevant indices over an extended period of time

•                  Engelhard’s mix of businesses has less attractive long term prospects relative to relevant peers

•                  Engelhard’s multiples should be adjusted downwards to reflect the incremental risk resulting from the significantly higher leverage compared to its peers

•                  Engelhard had unsustainable earnings growth in 4Q05 & 1Q06 driven by external short term impacts (natural gas, precious metals pricing, etc.)

•                  Engelhard’s net operating cash flow has declined year over year since 2003, cumulating in a negative cash flow for 1Q06, even after excluding the $111 million contribution to the supplemental retirement trust

Engelhard shares have trailed those of its key competitors and relevant indices

[CHART]

Source: Factset for share prices (1/2/1996 - 12/30/2005), Bloomberg for total returns.

Engelhard’s business mix does not support a higher rating

A substantial portion of Engelhard’s earnings (20% of EBIT in 2005) are from lower margin and more volatile Appearance and Performance Technologies

Johnson Matthey(1)(2)	Engelhard(1)

[CHART]	[CHART]

2005A EBIT: $400 million	2005A EBIT: $299 million

1.               Based on FYE 2005 Annual Reports, reflects IFRS accounting and new divisional segmentation for Johnson Matthey.

2.               Reflects changes in Johnson Matthey’s reportable segments, per Johnson Matthey’s 2005 Annual Report.

3.               Johnson Matthey is currently restructuring its Ceramics business unit.

BASF’s $39 offer represents full value

2007 Comparable Companies Analysis(1)

Pre-Announcement
December 30, 2005	As of May 19, 2006(3)

[CHART]	[CHART]

1.               European companies multiples exclude pensions adjustments. Including pensions adjustments, Johnson Matthey’s 2007E EBITDA multiples would remain unchanged, Umicore’s 2007E EBITDA multiples would be 7.8x and 8.0x as of 12/30/05 and 5/19/06, respectively.

2.               Assumes $39 offer price for Engelhard multiples as at 5/19/06. Engelhard’s multiples adjusted for currently unexercisable options. If cost savings of $15 million are taken out of the 2007E EBITDA IBES estimate to make it comparable to the prior multiples, EC’s 2007E EV/EBITDA would be 10.6x.

3.               5/19/06 multiples include changes in underlying consensus IBES estimates.

Superior value and certainty

•                  BASF’s $39 cash offer for 100% of the shares gives Engelhard shareholders superior value and certainty today

•                  This is our last, best and final offer for Engelhard

•                  Engelhard’s recapitalization plan is risky and its value is uncertain

•                  BASF has nominated five candidates for election to Engelhard’s Board of Directors to help facilitate BASF’s tender offer

•                  If BASF’s nominees are not elected, BASF will allow its offer to expire

Maximize the value of your shares
by voting for BASF’s nominees
and tendering your shares into
BASF’s $39 offer

Appendix

Risk factors per Engelhard’s Schedule TO filed with the SEC on 5/5/06

Internal risks and uncertainties:

1.               The Company’s ability to achieve and execute internal business plans

2.               The success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved

3.               Manufacturing difficulties, property loss, or casualty loss

4.               Capacity constraints

5.               Product quality deficiencies

6.               The impact of physical inventory losses, particularly with regard to precious and base metals

7.               Litigation and legal claims

8.               Contingencies related to actual or alleged environmental contamination to which the Company may be a party

9.               Exposure to product liability lawsuits

10.         Future divestitures and restructurings

External risks, uncertainties and changes in market conditions:

1.               Competitive pricing or product development activities affecting demand for our products

2.               Overall demand for the Company’s products, which is dependent on the demand for our customers’ products

3.               Changes in the solvency and liquidity of our customers

4.               Fluctuations in the supply and prices of precious and base metals and fluctuations in the relationships between forward prices to spot prices

5.               The availability and price of rare earth compounds

6.               The availability of substrates

7.               The availability and price of other raw materials

8.               A decrease in the availability or an increase in the cost of energy, notably natural gas

Risk factors per Engelhard’s Schedule TO filed with the SEC on 5/5/06 (cont'd)

External risks, uncertainties and changes in market conditions: (cont'd)

9.               The impact of increased employee benefit costs and/or the resultant impact on employee relations and human resources

10.         Higher interest rates

11.         Changes in foreign currency exchange rates

12.         Geographic expansions may not develop as anticipated

13.         Economic downturns and inflation

14.         Increased levels of worldwide political instability, as the Company operates primarily in the United States, the European community, Asia, the Russian Federation, South Africa and Brazil

15.         Government legislation and/or regulation particularly on environmental and taxation matters

16.         A slowdown in the expected rate of environmental regulations

17.         The impact of natural disasters

18.         Uncertainty regarding the outcome of the BASF offer may affect the Company’s stock price and future business

Risks and uncertainties associated with the Offer and the Company’s related recapitalization plan:

1.               Increased indebtedness and a greater ratio of indebtedness to stockholders’ equity

2.               Changes in the Company’s credit ratings

3.               Conditions to the Offer

4.               Ability to refinance the bridge facility

Increased debt and higher interest expense

Engelhard’s calculations(1) based on December 2005 figures, not on March 2006 higher debt numbers

($ in millions)	Actual 31-Dec-2005					Estimated 31-Mar-2006					Post Bridge Loan					Pro Forma Recapitalization
Debt	Rate		Amount		Delta	Rate		Amount		Delta	Rate		Bridge		Delta	Rate		Pro Forma

Short-term Borrowings	3.50	%(2)	$48.8		$119.1	4.77	%(3)	$167.9			4.77	%(3)	$167.9			4.77	%(3)	$167.9
Bridge Loan								0.0		1,200.0	L+52.5	bps	1,200.0		(1,200.0)			0.0
Total Short Term Debt			$48.8					$167.9					$1,367.9					$167.9

Existing Long Term Debt	4.86%		$551.4			4.86%		$539.0			4.86%		$539.0			4.86%		$539.0
Callable Floating Senior Notes															200.0	L+80	bps	200.0
10 Year Senior Notes															200.0	6.41%		200.0
5-Year ICON															400.0	7.61%		400.0
10-Year ICON															400.0	7.97%		400.0
Total Long Term Debt			$551.4		$(12.4)			$539.0		$0.0			$539.0		$1,200.0			$1,739.0

Total Debt/ W.A. Interest Rate	4.75%		$600.1		$106.7	4.84%		$706.9		$1,200.0	5.49%		$1,906.9		$0.0	6.38%		$1,906.9
Cash			$41.6		$23.0			$64.6		$26.2			$90.8		$0.0			$90.8
Net Debt			$558.5		$83.8			$642.3		$1,173.8			$1,816.1		$0.0			$1,816.1
Net Debt / LTM EBITDA(4)			1.2	x				1.3	x				3.8	x				2.9	x
Total Debt / LTM EBITDA(4)			1.3	x				1.5	x				4.0	x				3.1	x
Debt / Total Capitalization			28.7%					30.5%					80.3%					63.4%
Debt Issuance Fees													$1.5					$23.5

1.  Calculations disclosed on Engelhard’s Schedule TO filed with the SEC on 5/5/06.

2.  Weighted-average interest rate for 2005 according to the Company’s 2005 10K. Weighted-average interest rate for 2004 and 2003 were 7.6% and 12.4%, respectively.

3.  Assumes annual effective rate based on the average of the 3-month US Libor rate for the first quarter of 2006 of 4.77%.

4.  EBITDA includes equity income.

Engelhard year-on-year operating cash flow has declined

US$ in millions	2003	2004	2005	1Q06
Net Income	$234.2	$235.5	$238.2	$69.0
DD&A	127.7	128.7	132.4	34.7
Net Change in Assets/Liabilities	58.9	(25.5)	(95.6)	(105.4)
Other	(14.8)	(15.4)	(16.9)	(118.2)
Net Operating Cash Flow	$406.0	$323.4	$258.1	$(119.8)

Capex	(113.6)	(123.2)	(141.6)	(32.9)
Acquisitions	(1.0)	(68.6)	(166.0)	0.0
Other	6.7	2.0	0.0	0.0
Net Investing Cash Flow	$(107.9)	$(189.8)	$(307.6)	$(32.9)

Source:        Engelhard’s Annual Report on Form 10-K for the year ended 12/31/05 and quarterly results announced on Form 8-K filed with the SEC on 4/26/06.

Precedent transactions for new platforms support BASF’s view of limited synergies

Synergies as a % of Target Sales

[CHART]

Comments

•	Apr-04 – No overlap, acquisition of polyolefin catalyst division
•	Oct-04 – Little overlap, acquisition of a division
•	Jun-99 – Minor overlap, portfolio diversification
•	Apr-04 – New platform
•	Jul-05 – Substantial overlap in operations (acetyls)
•	Mar-05 – Substantial overlap, Merger of Equals type transaction
•	Feb-99 – Substantial overlap in adhesives and coatings products
•	Aug-99 – Substantial overlap in operations (petrochemicals)
•	July-98 – Forward integration of existing product lines, substantial overlap in paper chemicals
•	Jun-00 – Substantial overlap in operations (paints)
•	Sep-00 – Substantial overlap in operations (fragrances/flavors)

Note:      Any synergy calculation related to Engelhard should exclude revenues from the Materials Services trading business.

Source:   Press releases, company filings. Includes only initially announced synergies.

2007E EPS impact analysis

Base Case

2007E EPS (I/B/E/S)	$2.49	*
Diluted Shares O/S (mm)	122.2
Implied Net Income ($M)	$304.3
Effective Tax Rate(1)	24%
Implied Pre-Tax Earnings ($M)	$400.4

*Starting point for Engelhard’s 2007E EPS calculation.

125.7 million Diluted Shares

Implied Net Income	$304.3
Diluted Shares O/S (mm)	122.2
2007E EPS (I/B/E/S)	$2.49
Diluted Shares O/S (mm) per 8-K (1Q06)	125.7
Adjusted 2007E EPS	$2.42
Change in EPS	$(0.07)

129.2 million Diluted Shares

Implied Net Income	$304.3
Diluted Shares O/S (mm)	122.2
2007E EPS (I/B/E/S)	$2.49
Diluted Shares O/S (mm) per T.O.	129.2
Adjusted 2007E EPS	$2.35
Change in EPS	$(0.14)

1 Percentage Point(2)

Increase in Effective Tax Rate

Pre-Tax Earnings ($M)	$400.4
Effective Tax Rate	25%
Implied Net Income ($M)	$300.3
Diluted Shares O/S (mm)	125.7
EC 2007E EPS	$2.39
Change in EPS Pre-Recap (125.7m shares)	$(0.03)
Change in EPS Post-Recap (99.7m shares)	$(0.04)

Note:                   Engelhard’s disclosure in its Form 8-K filed with the SEC on 4/26/06 states fully diluted shares of 125.7 million and in its Schedule TO filed with the SEC on 5/5/06 states fully diluted shares of 129.2 million.

1.                                       Per Engelhard’s recapitalization plan filed with the SEC on 4/26/06 on Form 8-K.

2.                                       Engelhard has stated that its pre-recapitalization effective tax rate was expected to be 24% and its post-recapitalization effective tax rate would be 25%. This contrasts with the average effective tax rate assumed by equity research analysts of approximately 22% on which they based their $2.49 2007E earnings per share estimate.

2007E EPS impact analysis (cont'd)

1 Percentage Point

Decrease in 2007E EBIT Margin(1)

Pre-Tax Earnings ($M)	$400.4
Less: 1% Change in EBIT Margin	(54.1)
Adjusted Pre-Tax Earnings ($M)	$346.4
Effective Tax Rate	24%
Implied Net Income ($M)	$263.2
Diluted Shares O/S (mm)	125.7
2007E EPS	$2.09
Change in EPS Pre-Recap (125.7m shares)	$(0.33)
Change in EPS Post-Recap (99.7m shares)	$(0.41)

No Cost Savings Realized

Pre-Tax Earnings ($M)	$400.4
Less: Cost Savings Results	(15.0)
Adjusted Pre-Tax Earnings ($M)	$385.4
Effective Tax Rate	24%
Implied Net Income ($M)	$292.9
Diluted Shares O/S (mm)	125.7
2007E EPS	$2.33
Change in EPS Pre-Recap (125.7m shares)	$(0.09)
Change in EPS Post-Recap (99.7m shares)	$(0.11)

$1/MMBTU

Increase in Natural Gas price

Pre-Tax Earnings ($M)	$400.4
Less: EBIT Impact of + $1/MMBTU	(11.0)
Adjusted Pre-Tax Earnings ($M)	$389.4
Effective Tax Rate	24%
Implied Net Income ($M)	$296.0
Diluted Shares O/S (mm)	125.7
2007E EPS	$2.35
Change in EPS Pre-Recap (125.7m shares)	$(0.07)
Change in EPS Post-Recap (99.7m shares)	$(0.08)

50bps Increase in

Incremental Borrowing Costs

Pre-Tax Earnings ($M)	$400.4
Less: Increase in Interest Expense	(6.0)
Pre-Tax Earnings ($M)	$394.4
Effective Tax Rate	24%
Implied Net Income ($M)	$299.8
Diluted Shares O/S (mm)	125.7
2007E EPS	$2.38
Change in EPS Pre-Recap (125.7m shares)	$(0.04)
Change in EPS Post-Recap (99.7m shares)	$(0.05)

1.               Based on I/B/E/S consensus revenue and EBIT estimates.

Blended value calculation

Blended Values to Shareholders per Engelhard’s Recapitalization Plan							Implied Multiples for Stub Company
EC	x 20.7%		Pro Forma	x 79.3% Stub		Blended	2007E P/E		2007E P/E		2006E		2007E
Repurchase	Repurchase	+	Share Price	Value	=	Value	($2.41 EPS)		($2.48 EPS)		EV/EBITDA(1)		EV/EBITDA(1)

$45.00	$9.32	+	$30.00	$23.79	=	$33.11	12.4	x	12.1	x	9.6	x	8.8	x
45.00	9.32	+	31.00	24.58	=	33.90	12.9	x	12.5	x	9.8	x	9.0	x
45.00	9.32	+	32.00	25.38	=	34.69	13.3	x	12.9	x	10.0	x	9.2	x
45.00	9.32	+	33.00	26.17	=	35.48	13.7	x	13.3	x	10.2	x	9.4	x
45.00	9.32	+	34.00	26.96	=	36.28	14.1	x	13.7	x	10.4	x	9.5	x
45.00	9.32	+	35.00	27.76	=	37.07	14.5	x	14.1	x	10.6	x	9.7	x
45.00	9.32	+	36.00	28.55	=	37.86	14.9	x	14.5	x	10.8	x	9.9	x
45.00	9.32	+	37.00	29.34	=	38.66	15.4	x	14.9	x	11.0	x	10.1	x
45.00	9.32	+	37.43	29.68	=	39.00	15.5	x	15.1	x	11.1	x	10.2	x
45.00	9.32	+	38.00	30.13	=	39.45	15.8	x	15.3	x	11.2	x	10.3	x
45.00	9.32	+	39.00	30.93	=	40.24	16.2	x	15.7	x	11.4	x	10.5	x
45.00	9.32	+	40.00	31.72	=	41.04	16.6	x	16.1	x	11.6	x	10.6	x
45.00	9.32	+	41.00	32.51	=	41.83	17.0	x	16.5	x	11.8	x	10.8	x
45.00	9.32	+	42.00	33.31	=	42.62	17.4	x	16.9	x	12.0	x	11.0	x

1.               Based on I/B/E/S consensus EBITDA estimates.

BASF’s offer in line with precedent premia

[CHART]

1.               VWAP: Volume Weighted Average Price.

2.               Analysis includes the following 7 transactions:  Degussa SKW Co./Laporte, Dynea Oy/Kemira Oy, Blackstone Group/Celanese AG, Cargill Crop Nutrition/IMC Global, Lyondell Chemical/Millenium Chemicals, Crompton Corp./Great Lakes and Linde AG/BOC Group PLC.

3.               Announced and completed in 2003 and 2004, announced and pending in 2005 and 2006. Analysis includes the following 8 transactions: Highfields Capital Management/Circuit City Stores, ValueAct Capital Partners/Acxiom Corp., Frontline Ltd./General Maritime, Obsidian Finance and Campbell/Longview Fibre Co., EMI Group/Warner Music Group Corp., Constellation Brands/Robert Mondavi Corp., MGM Mirage/Mandalay Resort Group, and Omnicare/NeighborCare.